Exhibit #99.1
CONTACTS:

Sarah Lum	Michael Newman
Media Relations for Harmonic	Investor Relations for Harmonic
+1.408.543.2392	StreetConnect
sarah.lum@harmonicinc.com	+1.408.542.2760
hlit@stct.com
HARMONIC NAMES CAROLYN V. AVER AS NEW CHIEF FINANCIAL OFFICER
Sunnyvale, Calif. – June 1, 2010 — Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, announced that Carolyn V. Aver is joining the company today as its new Chief Financial Officer. Ms. Aver succeeds Robin Dickson, who previously announced his plans to retire.
“We’re delighted to have Carolyn join the Harmonic team,” said Patrick Harshman, President and Chief Executive Officer. “She brings extensive experience in financial, operational and business leadership, including the successful integration of many significant international acquisitions, the completion of two IPOs and proven financial management within rapid growth environments. We expect that Carolyn’s financial expertise, strategic planning and leadership skills will be a tremendous asset to Harmonic as we execute our growth strategy to capitalize on the global opportunities before us.”
Ms. Aver brings to Harmonic over 25 years of financial management and executive experience in both large public companies and private technology ventures. She previously served as the Executive Vice President and Chief Financial Officer of Agile Software Corporation (NASDAQ: AGIL, acquired by Oracle Corporation) from 2002 to 2007; the Chief Financial Officer of USWeb/CKS (NASDAQ:USWB, acquired) from 1998 to 2000; the Chief Financial Officer of ParcPlace-Digitalk (NASDAQ: PARC, acquired) from 1993 to 1997; and the Vice President of Finance and Chief Financial Officer of Autodesk (NASDAQ: ADSK) from 1984 to 1993. Ms. Aver began her career with Arthur Young & Company (now Ernst & Young), and earned her CPA in 1986 and a BS in Accounting from California State University East Bay in 1982.
“I am very excited to be joining Harmonic at this dynamic time in the growth and evolution of the company and of the digital video industry,” said Ms. Aver. “As we prepare to join forces with Omneon and become the global leader in video infrastructure, I look forward to being part of the Harmonic team and using my experience to help drive our continued growth and profitability, and increase shareholder value.”
Mr. Dickson will continue as an employee of the company until August 31, 2010, to facilitate a successful transition.
About Harmonic Inc.
Harmonic Inc. is redefining video delivery with the industry’s most powerful solutions for delivering live and on-demand video to TVs, PCs and mobile devices. Harmonic’s technical innovation and market leadership enable the company to offer a unique and comprehensive solution portfolio—including encoding, transcoding, content preparation, stream processing, asset management, edge processing, and delivery. Broadcast, cable, Internet, mobile, satellite and telecom service providers around the world choose Harmonic’s IP-based digital video, software, and broadband edge and access solutions. Using these award-winning and industry-leading solutions, operators can reduce costs and differentiate their services by offering consumers a higher quality, personalized multi-screen experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934, including statements related to: expected benefits of with Ms. Aver’s service, expectations regarding Harmonic’s ability to execute its growth strategy to capitalize on the opportunities before it, and expectations regarding the benefits of the pending acquisition of Omneon and Harmonic’s position as the global leader in digital video infrastructure and driving stockholder value.
Our expectations and beliefs regarding the capabilities and potential of Harmonic’s digital video delivery solutions and the anticipated benefits the Omneon acquisition and Harmonic’s growth strategy, may not materialize, and actual results could differ materially from those projected or expected. The forward-looking statements contained in this press release are also subject to risks and uncertainties, including, the inability to integrate successfully Omneon within Harmonic or to realize synergies from such integration; the economic environment of the industries in which Harmonic and Omneon operate, as well as facts relating to Omneon that may impact the benefits and costs of the acquisition that are unknown to Harmonic; and other factors affecting the operation of the business of Harmonics well as those risks more fully described in Harmonic’s filings with the Securities and Exchange Commission including its recent Reports filed on Form 10-K and Form 10-Q. Harmonic does not undertake to update any forward-looking statements.
EDITOR’S NOTE – Product and company names used herein are trademarks or registered trademarks of their respective owners.